Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com (704) 697-5100

PGI Enters Into Definitive Agreement to be Acquired by Blackstone

For Immediate Release

October 4, 2010

Charlotte, N.C. — Polymer Group, Inc. (PGI) (OTC Bulletin Board: POLGA/POLGB) today announced it has entered into a definitive agreement to be acquired by an affiliate of Blackstone Capital Partners V L.P.  This transaction is the result of the strategic review process initiated by PGI on April 7, 2010, and is expected to close prior to the end of the first quarter of 2011.

PGI’s chief executive officer, Veronica (Ronee) M. Hagen, stated, “The sale to Blackstone is the culmination of our strategic review process and we believe that this transaction represents the best value alternative available to our stockholders.  Blackstone is committed to supporting our strategy of continued growth and investment in proprietary capabilities in our markets around the globe. The leadership team and all of the employees of PGI are excited to begin the next chapter at PGI and to maintain our position as a global industry leader.”

Chinh E. Chu, a Senior Managing Director of Blackstone, added, “Polymer Group is an attractive company because of its leading position in the nonwovens industry and its strong footprint in high growth developing markets. The Company has a talented management team, which we believe has much to achieve with our support and financial resources.”

As a result of the transaction, each holder of outstanding shares of PGI common stock will be entitled to receive up to $18.16 in cash for each share.  A portion of the aggregate purchase consideration totaling $64.5 million, or approximately $2.91 per share, will be deposited in an escrow account at closing and will be available to cover potential tax liabilities, costs and expenses related to the application of the “personal holding company” (PHC) rules of the Internal Revenue Code of 1986 in accordance with the definitive agreement.  PGI’s most recent financial statements reflected a liability for uncertain tax positions associated with the PHC issue of approximately $24.5 million.  However, PGI has initiated discussions with the IRS to request a series of rulings on the PHC issue, and the actual tax liability related to the PHC issue, whether higher or lower than the amount reflected on PGI’s financial statement, will be determined based on the results of such process.  As a result of the reserve of the escrow funds, each holder of outstanding shares of PGI common stock will be entitled to receive approximately $15.25 at closing, and will be entitled to receive its ratable share of any additional amounts if and when released from the escrow fund in accordance with the definitive agreement.

The board of directors of PGI, acting on the recommendation of a special committee consisting of independent members of PGI’s board of directors, has unanimously approved and declared advisable the definitive agreement and the transactions contemplated thereby.  MatlinPatterson

Global Opportunities Partners L.P. and certain of its affiliates, the holders of approximately 63.4% of the voting power of the outstanding shares of PGI common stock, executed a written consent adopting and approving the definitive agreement and the transaction shortly after the execution of the definitive agreement by the parties thereto.  No additional stockholder action is required.

The transaction will be financed through a combination of debt and equity commitments, and is not conditioned upon the consummation of such financing.  Completion of the transaction is subject to certain closing conditions, including, among other things, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of consents required under certain foreign merger control laws.

Cravath, Swaine and Moore LLP and Blackstone Advisory Partners L.P. acted as legal and financial advisor, respectively to PGI.  Janney Montgomery Scott LLC acted as financial advisor to PGI’s special committee and issued a fairness opinion with respect to the transaction.  Richards, Layton & Finger, P.A. acted as legal advisor to PGI’s special committee.  Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.

About Polymer Group, Inc.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 14 manufacturing and converting facilities in nine countries throughout the world.  Further information is available at www.polymergoupinc.com.

About The Blackstone Group

The Blackstone Group is one of the world’s leading investment and advisory firms.  Its alternative asset management businesses include the management of private equity funds, real estate funds, hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds.  The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the completion of the sale transaction as described herein, the outcome of settlement discussions with the IRS regarding the final amount of the potential tax liabilities and payments, general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Additional Information

In connection with the Merger, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Merger.  When completed, a definitive information statement will be mailed to the stockholders of the Company.  The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger (when available) upon written request to Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269 or by calling (704) 697-5100, or from the Company’s website, http://www.polymergroupinc.com.

Polymer Group, Inc.

For media inquiries, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

For financial inquiries, please contact:

Dennis Norman

Chief Financial Officer

(704) 697-5186

normand@pginw.com

Blackstone Group, L.P.

Peter Rose

Managing Director, Public Affairs

(212) 583-5871

rose@blackstone.com